NOTE PURCHASE AGREEMENT

This Note Purchase Agreement (the “Agreement”) is made and entered into as of March 28, 2012 by and among BioDrain Medical, Inc., a Minnesota corporation (the “Company”), and SOK Partners, LLC, a New Jersey limited liability company (the “Purchaser”).

WHEREAS, the Company currently requires funds to help finance its operations as it pursues its next round of equity financing; and

WHEREAS, the Purchaser is willing to advance funds to the Company in exchange for the issuance to the Purchaser of a promissory note evidencing the Company’s obligation to repay the Purchaser’s loan of the advanced funds, together with the issuance to the Purchaser of certain equity in the Company, all as provided in this Agreement.

NOW THEREFORE, the parties hereto hereby agree as follows:

Article I

PURCHASE, SALE AND TERMS OF NOTE

1.01        The Note. The Company has authorized the issuance and sale to the Purchaser of the Company’s Promissory Note in the original principal amount of up to $600,000. The Promissory Note shall be in the form set forth as Exhibit A hereto and is herein referred to as the “Note”, which term shall also include any notes delivered in exchange or replacement therefor.

1.02        Purchase and Sale of Note. The Company agrees to issue and sell to the Purchaser, and, subject to and in reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, and the Purchaser agrees to purchase the Note. Such purchase and sale shall take place at a closing (the “Closing”) to be held at the offices of Goodwin Procter LLP, 620 Eighth Avenue, New York, New York, on the date hereof at 12:00 p.m., New York City time, or at such other time or place as may be mutually agreed upon by the Company and the Purchaser. Subject to Section 5.11, at the Closing, the Purchaser will deliver to the Company as a first advance under the Note the amount of $60,000 (representing the first advance under the Note in the amount of $84,657 less a prepayment of interest on the initial advances under the Note in the aggregate amount of $300,000 at a rate of 20% per annum accrued during the one hundred and fifty (150) days following the Closing regardless of any prepayment), by (i) a check payable to the Company’s order, (ii) wire transfer of funds to the Company, or (iii) any combination of the foregoing. At the Closing, the Company will issue and deliver to the Purchaser the duly executed Note in the principal amount of up to $600,000.

1.03        No Usury. This Agreement and the Note issued pursuant to the terms of this Agreement are hereby expressly limited so that in no event whatsoever, whether by reason of deferment or advancement of loan proceeds, acceleration of maturity of the loan evidenced hereby, or otherwise, shall the amount paid or agreed to be paid to the Purchaser hereunder for the loan, use, forbearance or detention of money exceed the maximum interest rate permitted by the laws of the State of New York. If at any time the performance of any provision hereof or the Note involves a payment exceeding the limit of the price that may be validly charged for the loan, use, forbearance or detention of money under applicable law, then automatically and retroactively, ipso facto, the agreed upon interest rate as set forth in the Note shall be reduced to such limit, it being the specific intent of the Company and the Purchaser that all payments under this Agreement or the Note are to be credited first to interest as permitted by law, but not in excess of (i) the agreed rate of interest set forth in the Note, or (ii) that permitted by law, whichever is the lesser, and the balance toward the reduction of principal. The provisions of this paragraph shall never be superseded or waived and shall control every other provision of this Agreement and the Note.

1.04        Issuance of Bonus Equity. Promptly but in no event later than five (5) Business Days following the date hereof, the Company shall issue to the Purchaser a stock certificate evidencing all of the shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), comprising the first Equity Bonus registered in the name of the Purchaser or its designee. Promptly but in no event later than five (5) Business Days after the Purchaser has made aggregate advances of funds to the Company under the Note of not less than $300,000, the Company shall issue to the Purchaser a stock certificate evidencing all of the shares of Common Stock comprising the second Equity Bonus registered in the name of the Purchaser or its designee. “Equity Bonus” means a number of shares of Common Stock with an aggregate Market Value of not less than $300,000. “Market Value” means an amount equal to the Conversion Price (as defined in the Note), as such amount may be adjusted from time to time pursuant to Section 9 of the Note. The Purchaser shall have no obligation to provide any additional consideration to the Company for the issuance of the Equity Bonuses. The Company shall authorize and reserve sufficient shares of the Company’s capital stock to be issued upon the issuance of the Equity Bonuses. Upon the Purchaser’s written request, not later than thirty (30) days after receipt of such request, the Company shall file with the Securities and Exchange Commission (the “SEC”) a registration statement (the “S-1”) with respect to a number of shares of Common Stock not less than such number of shares required to be included in the Equity Bonuses, assuming that advances of funds under the Note in the aggregate of $600,000 have been made. Not later than sixty (60) days following the filing of the S-1 with the SEC, the Company shall cause to be declared effective the registration under the Securities Act of 1933, as amended (the “Securities Act”), the shares of Common Stock comprising the Equity Bonuses (assuming aggregate advances of funds under the Note of $600,000).

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Article II

CONDITIONS TO PURCHASER’S OBLIGATIONS

The obligation of the Purchaser to purchase and pay for the Note at the Closing is subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions:

2.01        Representations and Warranties. Each of the representations and warranties of the Company set forth in Article III hereof shall be true in all material respects on the date of the Closing.

2.02        Performance by the Company. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before each Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

2.03        Seniority of Obligations Under Note. The Company shall have delivered to Purchaser either (i) evidence satisfactory to Purchaser in its sole discretion that all debts of the Company have been repaid and that all related liens, encumbrances or other security interests of any nature have been discharged and released, in each case except for the obligations under the promissory notes in the aggregate principal amount of not more than $390,000 described in Exhibit B hereto (the “Permitted Notes”) or (ii) executed subordination agreements in form and substance satisfactory to Purchaser in its sole discretion from all holders of any indebtedness of the Company other than the holders of the Permitted Notes.

2.04        Delivery of Note. The Company shall have executed and delivered to the Purchaser the Note, in the form attached hereto as Exhibit A, evidencing the Company’s indebtedness in the principal amount of up to $600,000.

Article III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Purchaser as follows, each of which representation and warranty is true and correct as of the date hereof:

3.01        Organization, Qualifications and Corporate Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect (as defined below) on the business or assets of the Company. “Material Adverse Effect” shall mean any event, change, violation, inaccuracy, circumstance or effect that is, individually or in the aggregate, materially adverse to the condition (financial or otherwise), capitalization, properties, employees, assets (including intangible assets), business, operations or results of operations of the Company. The Company has the corporate power and authority to own and hold its properties and to carry on its business as now conducted and as presently proposed to be conducted, to execute, deliver and perform this Agreement and to issue, sell and deliver the Note. The Company does not own any equity interest, directly or indirectly, in any other entity, has never owned any such equity interest, and has never operated as a subsidiary or division of another entity.

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3.02        Authorization of Agreements, Etc. The execution and delivery by the Company of this Agreement and the performance by the Company of its obligations hereunder and the issuance, sale and delivery of the Note have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation of the Company, as amended, or the Bylaws of the Company, as amended, or will not result in a violation of any provision of any indenture, agreement or other instrument to which the Company, or any of its properties or assets is bound, or conflict with, result in a material breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, encumbrance, or, to the Company’s knowledge, claim of any nature whatsoever upon any of the properties or assets of the Company, the result of any of which would have a material adverse effect on the business of the Company.

3.03        Validity. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Note, when executed and delivered in accordance with this Agreement, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms. The Note and the shares comprising the Equity Bonuses, when issued and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and nonassessable.

3.04        Litigation. Except as described in Exhibit C hereto, there is no action, suit, claim, proceeding or investigation pending or, to the Company’s knowledge, threatened against or affecting the Company or any of its properties, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action or suit by the Company pending, threatened or contemplated against others.

3.05        Material Adverse Effect. Since December 31, 2010, there has occurred no Material Adverse Effect, except as described in the Company’s Form 10-Q for the quarter ended September 30, 2011 or in Exhibit C hereto.

3.06        Complete Disclosure. As of the Closing, the Company has made available to the Purchaser all the information that the Purchaser has requested in making his decision to acquire the Note. To the Company’s knowledge, neither this Agreement nor any other documents or certificates furnished or to be furnished in connection herewith, when taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Company does not represent or warrant that it will achieve any financial projections provided to the Purchaser and represents only that such projections were made in good faith.

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3.07        SEC Filings; Financial Statements. The Company has filed all forms, reports and documents required to be filed by it with the SEC (the “Company SEC Reports”). As of any date, the Company will be deemed to have timely filed a report if (a) it complies with the requirements for an extension of the time for filing such report under the SEC’s rules and regulations or (ii) it would qualify for a “grace period” for particular items of Form 8-K reports under General Instruction 1.A.4 of Form S-3 under the Securities Act. The Company SEC Reports (i) were prepared in accordance with either the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended, as the case may be, and the rules and regulations promulgated thereunder, and (ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the financial statements (including, in each case, any notes thereto) contained in the Company SEC Reports are correct in all material respects, present fairly the financial condition and operating results of the Company as of the date(s) and during the period(s) indicated therein, and have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the period indicated. Except as set forth in the most recent financial statements contained in the Company SEC Reports, the Company does not have any material liability (whether accrued, contingent or otherwise) other than liabilities not of the type required by GAAP to be reflected or reserved on a balance sheet prepared in accordance with GAAP.

3.08        Collateral. The Company is the sole legal and beneficial owner of the Collateral and has the right to pledge, sell, assign or transfer the same. This Agreement creates a valid security interest in favor of the Purchaser in the Collateral and, when properly perfected by filing, shall constitute a valid and perfected, first priority security interest in the Collateral, free and clear of all liens or encumbrances of any kind.

Article IV

COVENANTS

4.01        Advisor to the Board. Commencing on the date hereof and effective so long as any amount payable under the Note remains outstanding, the Purchaser or his designee is hereby appointed as a special advisor (the “Board Advisor”) to the Board of Directors of the Company (the “Board”), and the Board Advisor shall be invited (upon not less than ten (10) Business Days’ notice) to, but shall not be required to attend, all meetings of the Board. Upon the Purchaser’s request, the Company shall cause the Board Advisor to be appointed to the Board. The Board Advisor shall also be entitled to invite one (1) additional person to attend Board meetings. The Company shall promptly reimburse the reasonable travel expenses of the Board Advisor incurred and its nominee, if any, to the Board in connection with their attendance at meetings of the Board.

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4.02        Security. (a) As security for its obligations to the Purchaser under the Note, the Company hereby grants to the Purchaser a continuing security interest in, and a right to set off against, any and all right, title and interest of the Company in and to (i) all letters patent of the United States or any other country and all reissues and extensions thereof, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, in each case whether now owned or existing or owned, acquired or arising hereafter, (the assets described in the foregoing clauses (i) and (ii) being collectively the “Patents”), (iii) any agreement, whether written or oral, providing for the grant by the Company of any right to manufacture, use or sell any invention covered by a Patent (the “Patent Licenses”), (iv) any proceeds of any of the Patents or Patent Licenses (the “Proceeds”) and (v) any accounts receivable of the Company (such accounts receivable, together with the Proceeds, the Patents and Patent Licenses, being the “Collateral”). The Company shall not sell, transfer, assign or encumber in any manner any of the Patents or Patent Licenses without the prior written consent of the Purchaser.

(b) The Company shall execute and deliver to the Purchaser such agreements, assignments or instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents) and do all such things, in each case as the Purchaser may reasonably deem necessary or appropriate, to assure to the Purchaser its security interests hereunder, including (i) such instruments as the Purchaser may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in accordance with the Uniform Commercial Code in effect from time to time in the State of New York or the applicable jurisdiction with respect to any applicable Collateral (the “UCC”) and (ii) with respect to the Patents, a Notice of Grant of Security Interest in Patents for filing with the United States Patent and Trademark Office.

(c) In addition to the rights and remedies hereunder and under the Note, the Purchaser may, in compliance with Sections 9-620 and 9-621 of the UCC or otherwise complying with the requirements of applicable law of the relevant jurisdiction, accept or retain the Collateral in satisfaction of the Secured Obligations. Unless and until the Purchaser shall have provided such notices, however, the Purchaser shall not be deemed to have retained any Collateral in satisfaction of any Secured Obligations for any reason. In the event that the proceeds of any sale, collection or realization of the Collateral are insufficient to pay all amounts to which the Purchaser is legally entitled, the Company shall be liable for the deficiency, together with interest, together with the costs of collection and the fees, charges and disbursements of counsel.

4.03        Use of Proceeds; Access to Information. The proceeds of the purchase of the Note by the Purchaser shall be used by the Company to allow the Company to fund ongoing research and development activities and current liabilities. Not less than five (5) Business Days prior to the first day of each month, the Company shall deliver to the Purchaser a detailed budget (the “Budget”), and in the event the Company’s expenditures in any month exceed the projections in the Budget relating to such month by more than 20%, the Company shall promptly (but in any event within five (5) Business Days of such deviation) report such deviation to the Purchaser.

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4.04        Restriction on Additional Financing. Until the Maturity Date (as defined in the Note), the Company shall not, without the prior written consent of the Purchaser, obtain financing (whether indebtedness for borrowed money, proceeds of the issuance of equity securities or securities convertible into equity securities, or in any other form) from any source other than Advances under the Note. In the event that the Company breaches the foregoing restriction on additional financing, in addition to any other rights and remedies that the Purchaser may have as a result of such breach, an Equity Bonus shall immediately become issuable to the Purchaser in an amount equal to $600,000 less the aggregate amount of any Advances made prior to such breach, and the Company shall, not later than three (3) Business Days following such breach, issue to the Purchaser a stock certificate evidencing all of the shares of Common Stock comprising such Equity Bonus registered in the name of the Purchaser or its designee.

Article V

MISCELLANEOUS

5.01        No Waiver; Cumulative Remedies. No failure or delay on the part of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

5.02        Amendments, Waivers and Consents. Any provision in this Agreement to the contrary notwithstanding, changes in or additions to this Agreement or the Note may be made, and compliance with any covenant or provision herein or therein set forth may be omitted or waived, if the Company shall obtain consent thereto in writing from the Purchaser.

5.03        Addresses for Notices, etc. Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given upon personal delivery or delivery by courier, or after transmission if sent by confirmed facsimile transmission, in each case addressed as set forth below each party’s name on the signature page of this Agreement, or at such other address as the Company or the Purchaser may designate by advance written notice to the other party hereto.

5.04        Binding Effect; Assignment. The terms and conditions of this Agreement shall be binding upon and inure to the benefit of the Company and the Purchasers and their respective heirs, successors and assigns. The Company shall not assign this Agreement without the prior written consent of the Purchaser. The Purchaser may, at any time, assign this Agreement to any of his affiliates without the consent of the Company.

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5.05        Headings; Interpretation. In this Agreement, (i) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined; (ii) the captions and headings are used only for convenience and are not to be considered in construing or interpreting this Agreement and (iii) the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference. “Business Day” means a weekday on which banks are open for general banking business in New York City, New York.

5.06        No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s or broker’s fee or commission in connection with the transactions contemplated by this Agreement. The Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee (and any asserted liability) for which the Purchaser is responsible. The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee (and any asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

5.07        Survival of Representations and Warranties. All representations and warranties made in this Agreement or the Note or any other instrument or document delivered in connection herewith or therewith, shall survive the execution and delivery hereof or thereof, and the Closing, and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchaser or the Company, as the case may be.

5.08        Prior Agreements. This Agreement constitutes the entire agreement between the parties and supersedes any other prior understandings or agreements concerning the subject matter hereof.

5.09        Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

5.10        Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

5.11        Payment of Fees. All reasonable and documented expenses, including legal fees and out of pocket expenses of counsel for the Purchaser, related to the financing to which this Agreement and the Note relate, incurred by the Purchaser, up to an aggregate maximum amount of $10,000 (which amount may, at the Purchaser’s discretion, be withheld from any amount required to be paid to the Company pursuant to Section 1.02), shall be promptly paid by the Company. The Company shall bear and be responsible for all legal and filing fees and other expenses associated with the S-1, the issuance of the Equity Bonuses and the legal and other fees associated with the preparation and filing with the SEC of any Schedule 13D or other filings that may be required to be filed by the Purchaser or its affiliates in connection with the issuance of any portion of the Equity Bonuses.

5.12        Counterpart; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement may be executed and delivered by facsimile, or by e-mail in portable document format (.pdf) and delivery of the signature page by such method will be deemed to have the same effect as if the original signature had been delivered to the other parties.

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5.14        Entire Agreement. This Agreement, together with the exhibit hereto and the Note, constitute the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

5.15        Further Assurances. From and after the date of this Agreement, the Company and the Purchaser shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day, month and year first above written.

BIODRAIN MEDICAL, INC.

By:
Name
Title

Address:

SOK PARTNERS, LLC

By:
Name
Title

Address:

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EXHIBIT A

Form of Note

CONVERTIBLE PROMISSORY GRID NOTE

THIS CONVERTIBLE PROMISSORY GRID NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. NEITHER THIS CONVERTIBLE PROMISSORY GRID NOTE NOR ANY SECURITIES ISSUABLE UPON THE CONVERSION HEREOF MAY BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.

UP TO $600,000	MARCH 28, 2012

Subject to the terms and conditions of this Note, for value received, BIODRAIN MEDICAL, INC., a Minnesota corporation (the “Borrower”), hereby promises to pay to SOK Partners, LLC, a New Jersey limited liability company (the “Lender”), the principal sum of Six Hundred Thousand Dollars ($600,000), or so much as shall be drawn by the Borrower and shall be outstanding as set forth on the Schedule of Advances and Repayments attached hereto as Schedule 1 (the “Principal Amount”), together with interest thereon accruing on and from the date hereof until the entire Balance is paid, at an annual rate (subject to Section 11 below) equal to twenty percent (20.0%). Interest shall be calculated based on a 365-day year, compounded annually, but in no event shall the rate of interest exceed the maximum rate, if any, allowable under applicable law. “Balance” means, at the applicable time, the sum of all then outstanding principal of this Note, all then accrued but unpaid interest and all other amounts then accrued but unpaid under this Note.

This promissory note (the “Note”) is issued by the Borrower pursuant to that certain Note Purchase Agreement dated as of the date hereof (the “Purchase Agreement”), entered into between the Borrower and the Lender, and is subject to, and Borrower and Lender shall be bound by, all the terms, conditions and provisions of the Purchase Agreement. This Note shall become due and payable on the earlier of (i) the date that is one hundred and fifty (150) days following the date of the Closing (as defined in the Purchase Agreement) and (ii) thirty (30) days following the completion by the Borrower, in one transaction or in a series of related transactions, of a financing from a party other than the Lender or its affiliates, involving gross proceeds to the Borrower of $399,000 or more, regardless of whether such financing involves debt or equity or any other form, or any combination thereof (such financing being a “Financing” and such earlier date being the “Maturity Date”). Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

The following is a statement of the rights of Lender and the terms and conditions to which this Note is subject and to which the Lender, by acceptance of this Note, agrees:

1.          Payment. The principal amount of this Note, all accrued and unpaid interest and all other amounts accrued under this Note shall, on the Maturity Date, be payable in cash. Notwithstanding the foregoing, (i) the first advance of funds to the Borrower under this Note shall be made net of a prepayment of interest on the initial such advances in the aggregate amount of not less than $300,000 from and including the date of such first advance to and including the Maturity Date, and (ii) after aggregate advances of not less than $300,000 have been made to the Borrower under this note, the first advance of funds thereafter shall be made net of a prepayment of interest on the remaining $300,000 principal amount of this Note from and including the date of such advance to and including the Maturity Date. All payments on account of principal and interest shall be made in lawful money of the United States of America at the principal office of the Lender, or such other place as the holder hereof may from time to time designate in writing to the Borrower.

2.          Prepayment. Borrower may prepay this Note in whole or in part before it becomes due but in the event this Note is prepaid in whole prior to the Maturity Date, Borrower shall be required to prepay interest on the entire principal amount of this Note through the Maturity Date.

3.          Application of Payments. All payments will be applied first to the repayment of accrued fees and expenses under this Note, then to accrued interest until all then outstanding accrued interest has been paid in full, and then to the repayment of principal until all principal has been paid in full. If after all applications of such payments have been made as provided in this paragraph, then the remaining amount of such payments that are in either case in excess of the aggregate Balance shall be returned to Borrower.

4.          Transfer and Exchange. The holder of this Note may, prior to the Maturity Date, surrender such Note at the principal office of the Borrower for transfer or exchange. Within a reasonable time after notice to the Borrower from such holder of its intention to make such exchange and without expense to such holder, except for any transfer or similar tax which may be imposed on the transfer or exchange, the Borrower shall issue in exchange therefor another note or notes for the same aggregate principal amount as the unpaid principal amount of the Note so surrendered, having the same maturity and rate of interest, containing the same provisions and subject to the same terms and conditions as the Note so surrendered. Each new Note shall be made payable to such person or persons, or transferees, as the holder of such surrendered Note may designate, and such transfer or exchange shall be made in such a manner that no gain or loss of principal or interest shall result therefrom. The Borrower may elect not to permit a transfer of the Note if it has not obtained reasonably satisfactory assurance that such transfer: (a) is exempt from the registration requirements of, or covered by an effective registration statement under, the Securities Act of 1933, as amended, and the rules and regulations thereunder and (b) is in compliance with all applicable state securities laws, including without limitation receipt of an opinion of counsel, which opinion shall be reasonably satisfactory to the Borrower.

5.          New Note. Upon receipt of evidence reasonably satisfactory to the Borrower of the loss, theft, destruction or mutilation of the Note, the Borrower will issue a new Note, of like tenor and amount and dated the date to which interest has been paid, in lieu of such lost, stolen, destroyed or mutilated Note, and in such event the Lender agrees to indemnify and hold harmless the Borrower in respect of any such lost, stolen, destroyed or mutilated Note.

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6.          Right to Convert. Subject to and upon compliance with the provisions of Section 7, the Purchaser shall have the right, at its option, at any time and from time to time, so long as any amount remains payable under this Note, to convert all or any part of the outstanding Principal Amount or accrued interest hereunder (the “Outstanding Amount”) into shares of Common Stock at a conversion price per share equal to $0.065 (six and a half cents) per share, as such amount may be adjusted pursuant to Section 9 below (the “Conversion Price”).

7.          Mechanics of Conversion. In order to exercise the conversion privilege described in Section 6, the Purchaser shall surrender the Note to the Borrower on any Business Day during normal business hours at the address of the Borrower set forth on the signature page hereof, accompanied by a written notice (the “Conversion Notice”) stating that the Purchaser elects to convert all or part of the Outstanding Amount, specifying the portion of the Outstanding Amount which the Purchaser desires to convert, and setting forth the name or names in which the certificate or certificates for shares of Common Stock to be issued upon such conversion shall be issued. No fractional shares shall be issued on any conversion hereunder. As promptly as practicable but in no event later than five (5) Business Days after the receipt of the Conversion Notice and the surrender to the Borrower of the Note, the Borrower shall issue and deliver to the Purchaser a certificate or certificates for the number of shares of Common Stock issuable upon such conversion, together with, if less than the total Outstanding Amount is then being converted, a new promissory note, dated the original issue date hereof, in the form of Exhibit A to the Purchase Agreement but reflecting a principal amount equal to the principal amount of the Outstanding Amount that has not been so converted. Such conversion shall be deemed to have been effected at the close of business on the date on which the Borrower receives the Conversion Notice, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders or record of the shares of Common Stock represented thereby on such date.

8.          Reservation of Shares. The Borrower shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock the full number of shares of Common Stock which shall be issuable at any time and from time to time upon the exercise of the conversion rights pursuant to Section 6.

9.          Adjustments for Reorganizations, Mergers, Consolidations or Sales of Assets; Dilutive Issues. (a) If at any time there is a recapitalization, stock split or reorganization of the Borrower, or a merger or consolidation of the Borrower with or into another corporation, or a sale of all or substantially all of the Borrower’s properties and assets to any other person, then, as a condition precedent to such recapitalization, stock split, reorganization, merger, consolidation or sale, the Borrower shall ensure that provision is made to the effect that, following such transaction, the Purchaser shall be entitled to receive upon conversion of any portion of the Outstanding Amount, the number of shares of stock or other securities or property of the Borrower, or of the successor corporation resulting from such recapitalization, stock split, reorganization, merger, consolidation or sale, which a holder of the number of shares of Common Stock into which this Note was convertible immediately prior to such transaction (determined in accordance with Section 6) would have been entitled to receive on such recapitalization, stock split, reorganization, merger, consolidation or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 9 with respect to the rights of the Purchaser after the recapitalization, stock split, reorganization, merger, consolidation or sale to the end that the provisions of this Section 9 (including adjustment of the number of shares of Common Stock issuable upon conversion of this Note) shall be applicable after that event and be as nearly equivalent to the provisions hereof as may be practicable.

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(b)          If, at any time following the date hereof, the Borrower issues additional shares of Common Stock (or any security convertible into Common Stock) without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to such issuance, then the Conversion Price shall be reduced, concurrently with such issuance, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2=CP1*(A+B) ÷ (A+C).

For purposes of the foregoing formula, the following definitions shall apply:

(i)           “CP2” means the Conversion Price in effect immediately after such issuance;

(ii)          “CP1” means the Conversion Price in effect immediately prior to such issuance;

(iii)        “A” means the number of shares of Common Stock issued and outstanding immediately prior to such issuance;

(iv)         “B” means the number of shares of Common Stock that would have been issued if the additional shares of Common Stock issued in such issuance had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Borrower in respect of such issue by CP1); and

(v)          “C” means the number of additional shares of Common Stock issued in such issuance.

10.          No impairment. The Borrower will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action avoid the observance or performance or any of the terms to be observed or performed hereunder by the Borrower, but at all times and in good faith will assist in the carrying out of all of the provisions of this Note and in the taking of all such actions as may be necessary or appropriate in order to protect the conversion rights of the Purchaser against impairment.

11.          Events of Default. Each of the following shall constitute an “Event of Default” hereunder:

(a)          The Borrower shall fail to pay any principal, interest or other amount payable hereunder on the applicable due date and such failure continues for five (5) days;

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(b)          The Borrower shall (1) voluntarily terminate operations or apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of the Borrower or of all or a substantial part of the assets of the Borrower, (2) admit in writing its inability, to pay debts as the debts become due, (3) make a general assignment for the benefit of its creditors, (4) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (5) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, (6) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code or applicable state bankruptcy laws or (7) take any corporate action for the purpose of effecting any of the foregoing;

(c)          Without the Borrower’s application, approval or consent, a proceeding shall be commenced, in any court of competent jurisdiction, seeking in respect of the Borrower the liquidation, reorganization, dissolution, winding-up, or composition or readjustment of debt, the appointment of a trustee, receiver, liquidator or the like relief in respect of the Borrower or all or any substantial part of the assets of the Borrower, or other like relief in respect of the Borrower under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; and, if the proceeding is being contested in good faith by the Borrower, the same shall continue undismissed, or unstayed and in effect for any period of ninety (90) consecutive days, or an order for relief against the Borrower shall be entered in any case under the Federal Bankruptcy Code or applicable bankruptcy laws;

(d)          The Borrower shall violate, or be in default under, any material agreement, instrument or other document relating to any indebtedness for money borrowed, and such default persists beyond any applicable cure period;

(e)          The Borrower’s representations and warranties contained in the Note Purchase Agreement shall prove to have not been true in any material respect when made

(f)          The Borrower shall be in material breach of any of covenant or agreement contained in the Note Purchase Agreement; or

(g)          The Borrower’s expenditures in any month shall exceed by more than twenty percent (20%) the projections in the Budget (as defined in the Note Purchase Agreement) relating to such month, and the Lender shall not have agreed in writing to such deviation within five (5) days of having been advised of such deviation by the Borrower.

If any Event of Default shall occur, then, (i) at any time thereafter while such Event of Default is continuing, the Lender by written notice to the Borrower (the “Default Notice”) may declare the entire unpaid principal amount of this Note, together with all accrued and unpaid interest thereon, to be due and payable immediately and (ii) the rate of interest accruing on the Balance shall increase to twenty-four percent (24.0%).

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12.          Mandatory Conversion. If any principal or accrued interest under this Note remains outstanding on the date the Borrower completes a Qualified Transaction (as defined below), then the Outstanding Amount under this Note shall be converted into shares of Common Stock at the Conversion Price (as may be adjusted pursuant to Section 9) in effect immediately prior to the Qualified Transaction being consummated. For purposes of this Note, “Qualified Transaction” means a merger, reorganization or similar transaction involving the Borrower, whether or not the Borrower is the surviving entity, if, as a result of such transaction, the surviving entity has available $399,000 or more in additional cash and cash equivalents, as compared to the cash and cash equivalents of the Borrower immediately prior to the consummation of such transaction.

13.          Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York.

14.          Collection Expenses. The Borrower further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys’ fees, incurred by the holder of this Note in endeavoring to collect any amounts payable hereunder which are not paid when due.

15.          Amendment. Any provision of this Note, except for the principal amount of this Note and the interest rate in connection therewith, may be amended or waived with the written consent of Borrower and the Lender.

16.          Waiver. Borrower hereby waives presentment, protest, demand for payment, notice of dishonor, and any and all other notices or demands in connection with the deliver, acceptance, performance, default, or enforcement of this Note.

17.          Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

18.          Addresses for Notices, etc. Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given upon personal delivery or delivery by courier, or on the first business day after transmission if sent by confirmed facsimile transmission, in each case addressed (i) if to Borrower, as set forth below the Borrower’s name on the signature page of this Note, and (ii) if to Lender, at Lender’s address as set forth below Lender’s name on the signature page of this Note, or at such other address as the Borrower or Lender may designate by advance written notice to the other parties hereto.

19.          Headings; Interpretation. In this Note, (i) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined; (ii) the captions and headings are used only for convenience and are not to be considered in construing or interpreting this Note and (iii) the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”. All references in this Note to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

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IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed by its duly authorized officers as of the date first above written.

BORROWER:	BIODRAIN MEDICAL, INC.

	By:	/s/ Kevin Davidson
Name: Kevin Davidson
Title: CEO

Address:	2060 Centre Pointe Boulevard
Mendota Heights, MN 5520

Acknowledged and agreed by Lender:

SOK PARTNERS, LLC

By:	/s/ Dr. Samuel Herschkowitz
Name: Dr. Samuel Herschkowitz

Address:	122 Willow Street
Brooklyn, NY 11201

Schedule I

BIODRAIN MEDICAL, INC.

Schedule of Advances and Repayments

Date	Advance	(Repayment)	Principal Amount	Initials (Lender)(Borrower)

1.	$		$
2.
3.
4.
5.
6.
7.
8.
9.
10.
11.
12.
13.
14.
15.
16.
17.
18.
19.
20.
21.
22.
23.
24.
25.
26.
27.
28.
29.
30.

EXHIBIT B

Permitted Notes

Dr. Samuel Herschkowitz, principal amount of $240,000

Evergreen, principal amount of $100,000

Cattoor, principal amount of $50,000

EXHIBIT C

Exceptions to Representations and Warranties

Section 3.04: The Company has been contacted by three former employees or independent contractors asserting potential separate claims with respect to their respective terminations by the Company and related matters. The Company is not yet able to determine whether or not any or all of these claims will be asserted or, if asserted, whether they will have a material adverse effect on the Company.

Section 3.05: As of March 28, 2012, the Company has experienced the following events which could be considered a Material Adverse Effect. Since the filing of the Form 10-Q for the quarter ended September 30, 2011, the Company has continued to experience net losses and negative operating cash flow. Since September 30, 2011, the Company’s debt, liabilities and negative working capital have continued to increase. In addition, the Company has issued a Convertible Promissory Note payable to Dr. Samuel Herschkowitz dated December 20, 2011 in the principal amount of $240,000, resulting in dilution to holders of the Company’s outstanding Common Stock.